ITEX SNAPSHOT

About Us



ITEX, The Membership Trading Community℠, is the leading marketplace for cashless business transactions in the United States and Canada. For more than a quarter of a century ITEX has provided service to its membership through various channels. ITEX processes more than $270 million a year in transactions through 24,000 member businesses managed by 95 franchisees and licensees.

Member businesses increase sales through an exclusive distribution channel by utilizing the ITEX dollar to exchange goods and services.

ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions.

Connect. Trade. Save.

- ❑ **Attract new customers**
- ❑ **Generate new sales**
- ❑ **24/7 access through www.itex.com**
- ❑ **Transact in a trusted business community**
- ❑ **Benefit from the Executive Privileges Program**

Investor Relations

Ticker Symbol:	ITEX.OB
Industry:	Business Services
Price as of 10/1/07:	$0.87
Market Capitalization:	$15,589,210
Shares Outstanding:	17,918,632
Fiscal Year End:	July 31st

Stock Price as of July 31: 2003 $.14 2004 $.22 2005 $.38 2006: $.58 2007: $.80



ITEX Corporation is headquartered in Bellevue, Washington.

ITEX processes more than $270 million in transactions annually and has 24,000 members managed by 95 franchisees and licensees in the United States and Canada.

ITEX is a community of businesses buying and selling to one another by accepting ITEX dollars as the form of payment.

ITEX

Revenue Growth


Revenue
Fiscal 2003 - 2007
(numbers represented in thousands)
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
03 $10,595
04 $10,283
05 $10,225
06 $14,646
07 $14,171

Revenue has increased 34% since 2003, jumping in 2006 as a result of an acquisition.

Cash Flow From Operations


Cash Flow From Operations
Fiscal 2003 - 2007
(numbers represented in thousands)
$2,500
$2,000
$1,500
$1,000
$500
$0
$(500)
03 $(74)
04 $28
05 $843
06 $1,836
07 $2,057

Cash flow from operations has grown steadily since 2003.

Income From Operations


Income from Operations
Fiscal 2003 - 2007
(numbers represented in thousands)
$2,000
$1,500
$1,000
$500
$0
$(500)
$(1,000)
03 $(642)
04 $621
05 $729
06 $1,341
07 $1,505

Income from operations continues to increase allowing the company to invest in growth initiatives and repurchase shares.

Earnings Per Share


Earnings Per Share (EPS)
Fiscal 2003 - 2007
(numbers represented in thousands, except EPS)
0.30
0.25
0.20
0.15
0.10
0.05
0.00
-0.05
03 -0.04
04 0.12
05 0.17
06 0.18
07 0.25
Share Count (Diluted) 17,733 18,279 18,576 18,623 18,103
Net Income $(627) $2,243 $3,098 $3,443 $4,504

Net income has grown each of the last four years, largely due to the recognition of a deferred tax asset in fiscal 2005-2007.

Financial Highlights

THE ITEX MARKETPLACE℠	2007	2006	2005	2004	2003
	For the fiscal years ended July 31				
Marketplace Revenue	**$14,171**	**$14,646**	**$10,225**	**$10,283**	**$10,595**
Cost and expenses:					
Costs of Marketplace revenue	9,660	10,299	7,050	7,259	6,384
Selling, general and administrative	2,705	2,731	2,411	2,260	4,306
Depreciation and amortization	301	275	35	143	547
	12,666	13,305	9,496	9,662	11,237
Income from operations	**1,505**	**1,341**	**729**	**621**	**(642)**
Other income:					
Interest & other income	86	19	109	64	15
Loss on equipment / note receivable	—	—	—	(96)	—
Gain on extinguishment of debt	—	81	—	—	—
Gain on sale of corporate-owned offices	70	17	—	1,654	—
	156	117	109	1,622	15
Income before income taxes	1,661	1,458	838	2,243	(627)
Income tax benefit	2,843	1,975	2,260	—	—
Net Income	**$4,504**	**$3,443**	**$3,098**	**$2,243**	**$(627)**
Average common and equivalent shares - diluted	18,103	18,623	18,576	18,279	17,733
Net income per common share - diluted	0.25	0.18	0.17	0.12	(0.04)

NOTE: All numbers represented in thousands except per share amounts

Historical Highlights

2003
- New Board and Executive Team
- Eliminated stock options

2004
- Sold 5 corporate owned offices
- Powered By ITEX (PBI) launched
- Qualified to sell franchises in all 50 states

2005
- Acquired BXI Exchange Inc., second largest membership base behind ITEX
- Broker Support Program established

2006
- 70 broker offices converted to franchises
- New franchise website launched
- Paperless office established


Member Count
13,000
22,000
24,000
2005
2006
2007

2007
- 25th Annual Convention held in New Orleans
- Fourth consecutive profitable year

2008
- Acquired Intagio Commercial Trading System, third largest membership base behind ITEX

CORPORATE INFORMATION

Steven White - Chairman & CEO

Mr. White has been a director of ITEX and its Chairman since February 2003. He has served as CEO and Interim CFO of the Company since June 2003. From 1996 to 2000, he was CEO and President of Ubarter.com a web-based cashless trading community originally founded by Mr. White in 1983 as Cascade Trade Association. In June 2000, Mr. White directed the sale of Ubarter.com to Network Commerce, an Internet-based technology infrastructure and services company.

John A. Wade - Director

Mr. Wade has been a director of ITEX since February 2003. He served as Chief Financial Officer of Aptimus, Inc., an online direct marketing company, from 1998 to 2007. Prior to joining Aptimus, Mr. Wade served as the CFO and COO for Buzz Oates Enterprises, a real estate development company. Mr. Wade has a Bachelor of Science degree in business administration with a concentration in accounting from the San Diego State University School of Business and has been a CPA since 1987.

Eric Best - Director

Mr. Best has been a director of ITEX since February 2003. He founded MindCorps, an e-commerce systems integrator acquired by Amazon.com in 1999, and Emercis, an e-commerce tools provider acquired by Impressa in 2000. He founded and is currently CEO of Mercent, a software venture that enables retailers to sell through online merchandising channels. Mr. Best is also founder and Chairman of Seattle-based Morse Best Innovation, a technical marketing agency serving clients such as Microsoft, Lexmark, and WRQ. He is a graduate of Seattle Pacific University and a member of the SPU Entrepreneurial Studies Council and Society of Fellows.

Marketplace Staff

ITEX has 26 employees. In addition, our franchisees, their staff and outside contractors total more than 300 individuals supporting The Membership Trading Community℠.

MISSION STATEMENT

To establish the ITEX dollar as a widely accepted currency and the ITEX Marketplace as the hub for cashless business transactions.

Corporate Office
3326 160th Ave SE
Suite 100
Bellevue, WA 98008-6418
Ph: 425.463.4000
Fax: 425.463.4041
www.itex.com

Investor Relations
Alan Zimmelman
425.463.4017
alan@itex.com

Independent Auditors
Ehrhardt Keefe Steiner & Hottman PC
7979 East Tufts Avenue
Denver, CO 80237-2843

Counsel
Stoel Rives, LLP
600 University Street
Suite 3600
Seattle, WA 98101

Tollefsen Business Law, P.C.
Everett Mutual Tower
2707 Colby Avenue
Suite 1116
Everett, WA 98201

Transfer Agent
OTR, INC
1000 SW Broadway
Suite 920
Portland, OR 97204

ITEX